NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release
Everest Re Group Reports Record Earnings; 31% Growth in Operating EPS

HAMILTON, Bermuda – April 23, 2013 -- Everest Re Group, Ltd. (NYSE: RE) today reported net income of $384.3 million, or $7.50 per diluted common share, for the first quarter of 2013, compared to net income of $304.7 million, or $5.68 per diluted common share, for the first quarter of 2012. Excluding realized capital gains and losses, after-tax operating income1 was $301.1 million, or $5.88 per diluted common share, for the first quarter 2013, compared to after-tax operating income1 of $239.9 million, or $4.48 per diluted common share, for the same period last year.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “This was a record quarter for Everest with 13% growth in premium, 25% growth in operating earnings, and an annualized net income return on equity of 25%. Clearly the industry benefitted from a quarter without catastrophe losses but Everest’s performance is also the result of a targeted growth strategy aimed at broadening its book and improving the risk-adjusted returns. We continue to see opportunities and are very excited about the future prospects for Everest.”

Operating highlights for the first quarter of 2013 included the following:

•
Gross written premiums increased 13% to $1.18 billion compared to the first quarter of 2012. Worldwide, reinsurance premiums were up 11%, quarter over quarter, driven by strong January renewals, primarily for property catastrophe exposed business. Insurance premiums were up 19% for the period with growth coming from its California workers’ compensation, crop, and non-standard automobile books of business.

•
The combined ratio was 80.7% for the quarter compared to 89.0% in the first quarter of 2012. Excluding catastrophe losses, reinstatement premiums, and prior year development, for each quarter, the attritional combined ratio improved 5.7 points.

•	Net investment income for the current quarter was $145.8 million, including limited partnership income of $17.5 million.
•	Net after-tax realized capital gains totaled $83.3 million for the quarter.
•	Cash flow from operations was $225.7 million compared to $165.7 million for the same period in 2012
•	For the quarter, the annualized after-tax operating income¹ return on average adjusted shareholders’ equity² was 19.4%.
•
During the quarter, the Company repurchased 2.0 million of its common shares at an average price of $122.34 and a total cost of $238.6 million. Subsequent to the quarter, the Company repurchased an additional 88,100 shares for a total cost of $11.4 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 2.3 million shares available.

•	Shareholders’ equity ended the quarter at $6.8 billion, up from $6.7 billion at year end 2012. Book value per share increased 4% from $130.96 at December 31, 2012 to $136.43 at March 31, 2013.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestregroup.com.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on April 24, 2013. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestregroup.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2013		2012
		(unaudited)
		Per Diluted		Per Diluted
		Common		Common
	Amount	Share	Amount	Share

Net income (loss)	$384,343	$7.50	$304,704	$5.68
After-tax net realized capital gains (losses)	83,271	1.63	64,776	1.21

After-tax operating income (loss)	$301,072	$5.88	$239,928	$4.48

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2013	2012
	(unaudited)
REVENUES:
Premiums earned	$1,088,759	$997,978
Net investment income	145,781	152,438
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(191)	(5,888)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-
Other net realized capital gains (losses)	126,926	104,607
Total net realized capital gains (losses)	126,735	98,719
Net derivative gain (loss)	15,285	6,183
Other income (expense)	(8,887)	(6,194)
Total revenues	1,367,673	1,249,124

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	592,644	602,466
Commission, brokerage, taxes and fees	233,046	237,503
Other underwriting expenses	52,946	48,495
Corporate expenses	5,717	4,661
Interest, fees and bond issue cost amortization expense	13,481	13,178
Total claims and expenses	897,834	906,303

INCOME (LOSS) BEFORE TAXES	469,839	342,821
Income tax expense (benefit)	85,496	38,117

NET INCOME (LOSS)	$384,343	$304,704

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(46,802)	80,127
Less: reclassification adjustment for realized losses (gains) included in net income (loss)	(4,091)	242
Total URA(D) on securities arising during the period	(50,893)	80,369
Foreign currency translation adjustments	(21,066)	15,870
Pension adjustments	1,346	984
Total other comprehensive income (loss), net of tax	(70,613)	97,223

COMPREHENSIVE INCOME (LOSS)	$313,730	$401,927

EARNINGS PER COMMON SHARE:
Basic	$7.56	$5.70
Diluted	7.50	5.68
Dividends declared	0.48	0.48

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2013	2012
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,148,334	$13,141,657
(amortized cost: 2013, $12,499,731; 2012, $12,444,880)
Fixed maturities - available for sale, at fair value	36,127	41,470
Equity securities - available for sale, at market value (cost: 2013, $132,027; 2012, $131,630)	141,873	143,493
Equity securities - available for sale, at fair value	1,393,774	1,255,557
Short-term investments	781,676	860,379
Other invested assets (cost: 2013, $536,274; 2012, $596,590)	536,274	596,590
Cash	524,136	537,050
Total investments and cash	16,562,194	16,576,196
Accrued investment income	124,466	130,209
Premiums receivable	1,286,723	1,237,859
Reinsurance receivables	719,937	659,081
Funds held by reinsureds	221,343	228,375
Deferred acquisition costs	307,091	303,268
Prepaid reinsurance premiums	64,849	71,107
Deferred tax asset	225,881	262,024
Income taxes recoverable	41,825	68,442
Other assets	247,762	241,346
TOTAL ASSETS	$19,802,071	$19,777,907

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,843,262	$10,069,055
Future policy benefit reserve	65,311	66,107
Unearned premium reserve	1,370,565	1,322,525
Funds held under reinsurance treaties	2,587	2,755
Commission reserves	52,729	65,533
Other net payable to reinsurers	165,364	162,778
Losses in course of payment	339,756	191,076
5.4% Senior notes due 10/15/2014	249,919	249,907
6.6% Long term notes due 5/1/2067	238,358	238,357
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	12,092	4,781
Equity index put option liability	64,181	79,467
Unsettled securities payable	49,962	48,830
Other liabilities	201,222	213,372
Total liabilities	12,985,205	13,044,440

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2013) 67,604
and (2012) 67,105 outstanding before treasury shares	676	671
Additional paid-in capital	1,978,966	1,946,439
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $116,965 at 2013 and $119,629 at 2012	466,436	537,049
Treasury shares, at cost; 17,638 shares (2013) and 15,687 shares (2012)	(1,602,590)	(1,363,958)
Retained earnings	5,973,378	5,613,266
Total shareholders' equity	6,816,866	6,733,467
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$19,802,071	$19,777,907

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2013	2012
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$384,343	$304,704
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(53,067)	37,271
Decrease (increase) in funds held by reinsureds, net	4,584	(2,266)
Decrease (increase) in reinsurance receivables	(92,736)	20,782
Decrease (increase) in current income taxes	26,658	(3,309)
Decrease (increase) in deferred tax asset	37,569	30,005
Decrease (increase) in prepaid reinsurance premiums	3,446	5,993
Increase (decrease) in reserve for losses and loss adjustment expenses	(127,942)	(172,164)
Increase (decrease) in future policy benefit reserve	(796)	(345)
Increase (decrease) in unearned premiums	54,323	12,593
Increase (decrease) in other net payable to reinsurers	4,188	(3,122)
Increase (decrease) in losses in course of payment	148,773	31,688
Change in equity adjustments in limited partnerships	(17,356)	(12,520)
Change in other assets and liabilities, net	(43,814)	(5,354)
Non-cash compensation expense	5,614	5,722
Amortization of bond premium (accrual of bond discount)	18,607	14,766
Amortization of underwriting discount on senior notes	13	13
Net realized capital (gains) losses	(126,735)	(98,719)
Net cash provided by (used in) operating activities	225,672	165,738

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	612,044	410,377
Proceeds from fixed maturities matured/called - available for sale, at fair value	3,000	-
Proceeds from fixed maturities sold - available for sale, at market value	254,496	218,078
Proceeds from fixed maturities sold - available for sale, at fair value	3,664	59,281
Proceeds from equity securities sold - available for sale, at market value	1,229	20,243
Proceeds from equity securities sold - available for sale, at fair value	106,175	243,656
Distributions from other invested assets	83,702	8,219
Cost of fixed maturities acquired - available for sale, at market value	(1,016,289)	(612,674)
Cost of fixed maturities acquired - available for sale, at fair value	(1,295)	(3,124)
Cost of equity securities acquired - available for sale, at market value	(1,566)	(6,452)
Cost of equity securities acquired - available for sale, at fair value	(122,617)	(113,345)
Cost of other invested assets acquired	(6,684)	(11,912)
Net change in short-term investments	78,507	(257,705)
Net change in unsettled securities transactions	(8,467)	38,822
Net cash provided by (used in) investing activities	(14,101)	(6,536)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	26,918	2,611
Purchase of treasury shares	(238,632)	(124,999)
Dividends paid to shareholders	(24,231)	(25,641)
Net cash provided by (used in) financing activities	(235,945)	(148,029)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	11,460	12,223

Net increase (decrease) in cash	(12,914)	23,396
Cash, beginning of period	537,050	448,651
Cash, end of period	$524,136	$472,047

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$19,188	$11,184
Interest paid	6,001	5,698